 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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IGNITE RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IGNITE RESTAURANT GROUP, INC.

9900 Westpark Drive

Suite 300

Houston, Texas 77063

April 26, 2016

Dear Stockholder:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Ignite Restaurant Group, Inc. to be held on Thursday, May 19, 2016, at 9:00 a.m. local time at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement.

On or about April 26, 2016, we began mailing our proxy materials and annual report. For information on how to vote your shares, please refer to the Proxy Statement and proxy card you received to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend.

On behalf of your board of directors, thank you for your continued support of and interest in Ignite Restaurant Group, Inc.

Sincerely,

Paul R. Vigano
Chairman of the Board

IGNITE RESTAURANT GROUP, INC.

9900 Westpark Drive

Suite 300

Houston, Texas 77063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2016

Time:	9:00 a.m. local time

Date:	May 19, 2016

Place:	Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024

Record Date:	Stockholders of record at the close of business on April 8, 2016 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

Purpose:	(1) (2)

Amend the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors;

Elect six directors nominated by the board of directors, each to hold office for terms expiring as described herein and until his or her successor is duly elected and qualified;

(3) Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016; and

(4) Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Stockholders Register:

A list of the stockholders entitled to vote at the annual meeting may be examined during regular business hours at our executive offices, 9900 Westpark Drive, Suite 300, Houston, Texas 77063, during the ten-day period preceding the meeting.

By order of the Board of Directors,

Brad A. Leist
Chief Financial Officer, Treasurer and Secretary

April 26, 2016

IGNITE RESTAURANT GROUP, INC.

9900 Westpark Drive

Suite 300

Houston, Texas 77063

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

•	May 19, 2016, at 9:00 a.m. local time

•	Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024

•	The record date is April 8, 2016

Items of Business

Proposal		Board Vote Recommendation	Page Reference (for more information)
1.	Amend the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors.	FOR	10

2.	Elect six directors named in this proxy statement for terms that expire as described herein	FOR ALL	11

3.	Ratify the appointment of our independent registered public accounting firm for fiscal year 2016	FOR	20

Amendment to the Amended and Restated Certificate of Incorporation

The board of directors of Ignite Restaurant Group, Inc. (“we,” “our,” “us,” the “Company,” or “Ignite”) is asking you to amend article six of the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors.

Beginning with this Annual Meeting, we will no longer have a classified board of directors. In connection with an ongoing review and assessment of the Company’s corporate governance procedures and documents, our board of directors is recommending that you vote to approve an amendment to article six of the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors. The board of directors believes that the longer time required to elect a majority of a classified board will help assure continuity and stability of corporate policies since a majority of the directors will always have prior experience as directors of the Company.

Under the proposed amendment to article six of the Amended and Restated Certificate of Incorporation, the classified board structure would continue and be in effect for one full election cycle so that beginning with the 2020 annual meeting of stockholders, directors would be elected for a term expiring at the next annual meeting of stockholders. For additional information, see page 10.

Director Nominees

 The board of directors is asking you to elect the six nominees for director named below. If the proposed amendment to the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is approved by the stockholders, the six director nominees, if elected, will immediately be divided into classes for terms that expire at the 2017, 2018 or 2019 annual meeting of stockholders. Conversely, if the proposed amendment to the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is not approved by the stockholders, the six director nominees, if elected, will all be elected for terms that expire at the 2017 annual meeting of stockholders. The following table provides summary information about the six director nominees. The directors will be elected by a plurality vote. For more information about the director nominees, see page 11.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term (1)

Paul R. Vigano	44	Senior Managing Director of J.H. Whitney	Leadership, Industry, Financial, Strategic	Non-employee	Corporate Governance and Nominating, Compensation	FY 2017

F. Philip Handy	71	Chief Executive Officer, Winter Park Capital	Financial, Strategic, Leadership, Industry	Independent	Audit	FY 2018

Robert S. Merritt	64	Chief Executive Officer, Ignite Restaurant Group, Inc.	Financial, Strategic, Leadership, Industry	_	_	FY 2019

Ann Iverson	72	Consultant	Financial, Leadership, Industry	Independent	Compensation, Corporate Governance and Nominating (Chair)	FY 2019

Shauna R. King	59	Former Vice President, Finance and Business Operations for Yale University	Financial, Operational, Strategic, Industry	Independent	Corporate Governance and Nominating, Audit (Chair)	FY 2018

Joseph N. Stein	55	Restaurant and franchise consultant, a Restaurateur, a CFO Partner of Accordion Partners CFO Leadership Group	Industry, Strategic, Leadership, Financial	Independent	Audit, Compensation (Chair)	FY 2017

(1)

Represents the term of each director nominee if the proposed amendment to article six of the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is approved by the stockholders.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board of directors is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2017. Set forth below is summary information with respect to the fees paid to PricewaterhouseCoopers LLP (“PwC”) for services provided to us during the fiscal years ended December 28, 2015 and December 29, 2014. For more information see page 20.

	Fiscal Year 2015	Fiscal Year 2014
Fees Billed:
Audit Fees	$1,049,323	$1,094,296
Audit-Related Fees	—	—
Tax Fees	180,000	—
All Other Fees	1,919	1,919
Total	$1,231,242	$1,096,188

2015 Compensation Summary

The following table summarizes the compensation of our named executive officers, as described on page 23, for fiscal year 2015.

Name	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Robert S. Merritt	64,904	—	315,425	245,313	—	17,827	643,469
Raymond A. Blanchette, III(3)	637,356	—	—	293,952	—	74,417	1,005,725
Brad A. Leist	260,635	—	57,750	134,297	—	6,944	459,626
Michael J. Dixon(3)	205,449	—	—	—	—	301,140	506,589
David G. Catalano	351,058	—	77,000	142,747	—	14,850	585,655
Ellen J. Clarry	239,038	—	71,700	124,465	33,479	4,650	473,332
Robyn H. Martin	165,254	—	38,500	53,926	18,900	—	276,580
James F. Mazany	136,331	—	—	—	—	340,239	476,570

(1)	Represents the grant date fair value.

(2)	Mses. Clarry and Martin were awarded $33,479 and $18,900, respectively, based on achieving pre-determined individual goals and objectives set for the 2015 year, which were paid in 2016.
(3)	Messrs. Blanchette and Dixon served as our CEO and CFO, respectively, for a portion of the fiscal year.

For more information about the compensation paid, see Executive Compensation on page 23.

2017 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders, expected to be held in May 2017 pursuant to SEC Rule 14a-8, must be received by us by December 23, 2016. Director nominations or other business to be brought before the 2017 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between January 19, 2017 and February 18, 2017. For more information, see “Next Annual Meeting–Stockholder Proposals”.

PROXY STATEMENT

The board of directors is furnishing this information in connection with its solicitation of proxies for the annual meeting of stockholders to be held on May 19, 2016. We anticipate that the Proxy Statement, 2015 Annual Report to Stockholders and proxy card will first be mailed to stockholders on or about April 26, 2016.

All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock of the Company at the close of business on April 8, 2016, the record date, are entitled to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 26,162,545 shares of common stock issued and outstanding on the record date.

QUESTIONS RELATING TO THIS PROXY STATEMENT

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). These officers are Robert S. Merritt and Brad A. Leist.

What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote designating Robert S. Merritt and Brad A. Leist as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

What is the record date and what does it mean?

April 8, 2016 is the record date for the Annual Meeting to be held on May 19, 2016. The record date is established by the board of directors as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How do I vote as a stockholder of record?

As a stockholder of record, you may vote by one of the four methods described below:

By the Internet. Depending on how your shares are held, you may be able to vote via the Internet. If this option is available to you, you will have received an insert with this proxy statement explaining the procedure. If this option is available to you and you have access to the Internet, we encourage you to vote in this manner. The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded.

By Telephone. Depending on how your shares are held, you may be able to vote via telephone. If this option is available to you, you will have received an insert with this proxy statement explaining the procedure. The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded.

By Mail. You may sign and date your proxy card and mail it in the prepaid and addressed envelope enclosed therewith.

In Person. You may vote in person at the Annual Meeting.

How do I vote as a street name stockholder?

If your shares are held in “street name” through a bank, broker or other nominee, you should receive information from the bank, broker or other nominee about your specific voting options. If you have questions about voting your shares, you should contact your bank, broker or other nominee. The availability of telephone and Internet voting depends on the voting processes of your bank, broker or other nominee.

If you wish to vote in person at the annual meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your bank, broker or other nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

What if I sign and return a proxy card, but do not provide voting instructions?

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:

•	for the amendment to the Amended and Restated Certificate of Incorporation as described in this Proxy Statement;

•	for the election of the nominees for director described in this Proxy Statement; and

•	for ratification of the appointment of our independent registered public accounting firm for fiscal year 2016.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again by the Internet or by telephone, if available, prior to 11:59 p.m. Eastern Time, on May 18, 2016;

•	giving written notice to our Corporate Secretary that you wish to revoke your proxy and change your vote; or

•	voting in person at the annual meeting.

What is a quorum?

      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum.

Will my shares be voted if I do not vote by the Internet, vote by telephone, sign and return a proxy card, or attend the annual meeting and vote in person?

If you are a stockholder of record and you do not vote by the Internet, vote by telephone, sign and return a proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this Proxy Statement.

If your shares are held in “street name” through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your bank, broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority, under certain rules, to vote shares for which their customers do not provide voting instructions on “routine” matters.

The ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a “broker non-vote.” Only the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter for this Proxy Statement. The amendment to the Amended and Restated Certificate of Incorporation and the election of director nominees is not considered a routine matter. Because the amendment to the Amended and Restated Certificate of Incorporation and the election of director nominees are not considered “routine” matters for stockholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matters and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal?

For Proposal 1 — Amendment to the Amended and Restated Certificate of Incorporation, you may vote for or against or abstain from voting.

For Proposal 2 — Election of Directors, you may vote for all nominees or vote for individual nominees, withhold from all nominees or withhold from individual nominees.

For Proposal 3—Ratification of the Appointment of our Independent Registered Public Accountants, you may vote for or against or abstain from voting.

How are votes tabulated?

According to our Amended and Restated Certificate of Incorporation and Bylaws, each of the proposed items will be determined as follows:

Proposal 1 — Amendment to the Amended and Restated Certificate of Incorporation: The amendment to the Amended and Restated Certificate of Incorporation will be determined by at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of common stock of the Company entitled to vote. If you abstain from voting on such proposal, it will have the same effect as a vote against such proposal.

Proposal 2 — Election of Directors: The election of directors will be determined by a plurality of votes cast. If you do not vote on such proposal or cast a withhold vote, it will have no effect on such proposal.

Proposal 3 — Ratification of the Appointment of our Independent Registered Public Accountants: The ratification of the appointment of our independent registered public accountants will be determined by a majority of shares present in person or represented by proxy. If you abstain from voting on such proposal, it will have the same effect as a vote against such proposal.

Any other matters: The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Innisfree M&A Incorporated is $7,500 plus expenses.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a Current Report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

•	our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Financial Information link, followed by the SEC Filings link;

•	the SEC’s website at www.sec.gov;

•	the SEC at (800) SEC-0330; or

•	our Corporate Secretary at 9900 Westpark Drive, Suite 300, Houston, Texas 77063.

How can I obtain a copy of the 2015 Annual Report on Form 10-K for the year ended December 28, 2015?

Our Annual Report on Form 10-K for the fiscal year ended December 28, 2015 accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

This report may also be accessed through our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Financial Information link, followed by the SEC Filings link. In addition, our Annual Report on Form 10-K for the fiscal year ended December 28, 2015, is available from the SEC’s website at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

Ignite Restaurant Group, Inc.

9900 Westpark Drive

Suite 300

Houston, Texas 77063

Attention: Corporate Secretary

PROPOSAL 1 — AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Beginning with the Annual Meeting, we will no longer have a classified board of directors. In connection with an ongoing review and assessment of the Company’s corporate governance procedures and documents, the board of directors recommends that article six of the Amended and Restated Certificate of Incorporation be amended to provide for the reinstitution of a classified board of directors. A classified board of directors is expressly permitted under the laws governing the Company and has been adopted by many companies.

If the classification becomes fully effective, only one-third (or as near thereto in number as possible) of the board of directors will be elected each year, to varying terms. Specifically, if the proposed amendment to article six of the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is approved by the stockholders, directors will immediately be divided into classes as follows:

Standing for One-Year Terms Ending at 2017 Annual Meeting (Class I)

●	Mr. Stein and Mr. Vigano

Standing for Two-Year Terms Ending at 2018 Annual Meeting (Class II)

●	Ms. King and Mr. Handy

Standing for Three-Year Terms Ending at 2019 Annual Meeting (Class III)

●	Mr. Merritt and Ms. Iverson

If the proposed amendment to article six of the Amended and Restated Certificate of Incorporation is adopted, at the 2017 annual meeting of stockholders, the Class I directors would be elected for three-year terms expiring at the 2020 annual meeting of stockholders; at the 2018 annual meeting of stockholders, the Class II directors would be elected for two-year terms expiring at the 2020 annual meeting of stockholders; and at the 2019 annual meeting of stockholders, the Class III directors would be elected for one-year terms expiring at the 2020 annual meeting of stockholders. Any vacancy on the board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by the board of directors. A director elected to fill a vacancy will serve until the election of the class for which the vacancy occurred. Accordingly, beginning with the 2020 annual meeting of stockholders, directors would be elected for a term expiring at the next annual meeting of stockholders. See the discussion below under “Election of Directors” for more details.

The board is proposing to reinstitute a classified board for one full election cycle before phasing it out in 2020. The board of directors believes that the longer time required to elect a majority of a classified board will help assure continuity and stability of corporate policies since a majority of the directors will always have prior experience as directors of the Company. The board of directors is recommending a classified board with a phase-out provision because it believes that after a full election cycle, the then-current board of directors and stockholders should have an opportunity to re-evaluate whether a staggered board is still prudent. Accordingly, any action to reinstitute a classified board in 2020 or thereafter would be subject to stockholder approval.

In addition to the benefit of continuity and stability, the board of directors believes a classified board may provide greater protection to stockholders in the event a transaction was proposed to acquire the Company which the board of directors thought was not in your best interest. There have been many instances of accumulation of substantial stock in companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the target company. These actions may be undertaken by the third party without advance notice to or consultation with management of the corporation. In many cases, the purchaser seeks representation on a company’s board of directors in order to increase the likelihood that the purchaser’s proposal will be implemented by that company. If the company resists these efforts, the purchaser may commence a proxy contest to have its nominees elected to the board. In some cases, the purchaser may not truly be interested in taking over the target corporation, but uses the challenge of a proxy contest and/or a takeover bid as a means of effecting a purchase of the purchaser’s stock at a substantial premium over market price. Our board of directors believes that the prospect of removal of the Company’s entire board in these situations would severely curtail its ability to negotiate effectively with any such purchaser for the benefit of all stockholders. The board of directors could be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained for the benefit of all stockholders in any transaction which may ultimately be undertaken. With a classified board, at least two elections will be required to effect a change of control of the board of directors, which will enhance the board’s leverage to negotiate effectively with any proposed acquirer. The board of directors emphasizes that it knows of no such acquisition or takeover proposals at the present time nor is it soliciting any such proposals. Our board of directors simply believes the classified board is in the best interests of the Company to be prepared for the future.

The classification of directors may, however, have the effect of extending the period of time to effect a change in control of the membership of the board of directors even if the reason for such a change might be dissatisfaction with the performance of incumbent directors. Nonetheless, for the reasons stated above, the board believes a classified board is in the best interests of the Company.

If the amendment to the Amended and Restated Certificate of Incorporation to classify the board of directors is approved, article six of the Amended and Restated Certificate of Incorporation will be replaced in its entirety by the proposed article six. A copy of the proposed article six is attached as Exhibit A.

The board of directors recommends that you vote FOR the amendment.

PROPOSAL 2 — ELECTION OF DIRECTORS

Currently, our board of directors consists of six directors in three classes, with three directors in Class I, one director in Class II and two directors in Class III.

The terms of all the directors expire at the Annual Meeting. If the proposed amendment to the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is approved by the stockholders, the directors will immediately be divided into classes, such that, Mr. Stein and Mr. Vigano will be our Class I directors and will hold office for a one-year term until the annual meeting of stockholders to be held in 2017; Ms. King and Mr. Handy will be our Class II directors and will hold office for a two-year term until the annual meeting of stockholders to be held in 2018; and Mr. Merritt and Ms. Iverson will be our Class III directors and will hold office for a three-year term until the annual meeting of stockholders to be held in 2019. Conversely, if the proposed amendment to the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is not approved by the stockholders, the six director nominees, if elected, will all be elected for terms that expire at the 2017 annual meeting of stockholders.

The persons named in the accompanying proxy, or their substitutes, will vote for the election of the six nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominees have consented to stand for election at this meeting. If any of the nominees become unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment. We do not know of any nominee of the board of directors who would be unable to serve as a director if elected. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

Of the six director nominees listed below, all are currently directors of the Company. The following is a brief summary of each director nominee’s business experience and qualifications and other public company directorships held currently or in the last five years.

Director Nominees for Terms Expiring at the 2017, 2018 or 2019 Annual Meetings

 As noted above under “Proposal 1 – Amendment to the Amended and Restated Certificate of Incorporation,” if the proposed amendment to the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is approved by the stockholders, directors will immediately be divided into classes for terms expiring at the 2017, 2018 or 2019 annual meeting of stockholders.

Paul R. Vigano was elected as Chairman of our board of directors in May 2012. Mr. Vigano is a Senior Managing Director at J.H. Whitney Capital Partners, LLC (“J.H. Whitney”), a Connecticut-based private equity firm. Mr. Vigano joined J.H. Whitney in 1998. Prior to joining J.H. Whitney, he was a member of the mergers and acquisitions group at Goldman, Sachs & Co. Mr. Vigano holds a B.B.A. degree from the University of Michigan where he graduated Phi Beta Kappa and an M.B.A. from Stanford Graduate School of Business. Mr. Vigano is 44 years old.

Mr. Vigano currently serves as a director of several private companies, including several consumer product companies. His in-depth knowledge and experience in the branded consumer products industry, coupled with his skills in corporate finance, strategic planning and leadership of complex organizations, provide him with the qualifications and skills to serve as a director.

Robert S. Merritt currently serves as our Chief Executive Officer, effective November 17, 2015, and a member of the board of directors of the Company, since March 2014. Mr. Merritt’s career in the restaurant industry has spanned over three decades. Prior to his appointment to our board of directors in 2014, he served as President and Chief Executive Officer of Benjamin Moore & Co., a producer of high-quality paints and finishes from July 2012 until September 2013. Prior to that, he was an original member of the senior management team of Outback Steakhouse, Inc. (currently, Bloomin’ Brands, Inc. (NASDAQ: BLMN)) where he oversaw their initial public offering and helped to expand the company’s initial operations from 5 restaurants in Florida in 1990 to over 1,250 restaurants in 22 countries by his retirement in 2005. Mr. Merritt served on the Outback Steakhouse, Inc. board of directors from 1991 to 2005, and served on the boards of each of Outback’s operating subsidiaries and joint ventures. Mr. Merritt served on the board of directors for Cosi, Inc. (NASDAQ: COSI) and currently serves on the board of directors for Ruth’s Hospitality Group, Inc. (NASDAQ: RUTH). Mr. Merritt is 64 years old.

Through his many years of experience as a chief financial officer of publicly-traded and privately-held companies in the restaurant industry and his knowledge of our opportunities and challenges gained through his day-to-day leadership as our Chief Executive Officer, along with his experience as a board member of other public companies, Mr. Merritt brings extensive public company and financial expertise, executive leadership and industry-specific experience to the board. That experience, along with having served as Interim President and Chief Executive Officer of Cosi, Inc provides important perspectives to the board on the issues facing our Company.

F. Philip Handy was elected as a member of our board of directors on March 11, 2016. Over a career that spans more than forty years, Mr. Handy has demonstrated business and financial acumen. Mr. Handy founded the investment firm, Winter Park Capital, in 1980, and he currently serves as its Chief Executive Officer. Mr. Handy has held leadership positions in companies such as Maryland Club Foods, a nationally branded coffee/beverage company, Majik Markets, a thousand-unit convenience store and gasoline retailer, Rewards Network, Inc., a leading provider of dining and loyalty programs for restaurants, airlines and retailers, and Chart House Restaurant Group. Further, Mr. Handy serves on the boards of Directors of Owens Corning, Inc., a prominent global supplier of insulation, roofing and fiberglass composites, and Anixter International, Inc., a leading global supplier of communications and security products. He is also a philanthropist and he currently serves as President of the board of directors of the Foundation for Excellence in Education, a non-profit organization dedicated to education reform. Mr. Handy is a cum laude graduate of Economics, B.A. from Princeton University and he holds an MBA from Harvard Business School. Mr. Handy is 71 years old.

Mr. Handy’s experience within the retail and restaurant industries, combined with his public board service and his successful strategic planning and leadership of complex organizations provide Mr. Handy with the qualifications and skills to serve as a director of the Company. Mr. Handy’s experience and understanding of finance led to his designation as an “audit committee financial expert.”

Ann Iverson was elected as a member of our board of directors in December 2012. Ms. Iverson has provided international consulting services in Carefree, Arizona since 1998. Prior to that, Ms. Iverson served as Chief Executive Officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores, and Chairperson of Brooks Sports, Inc. and Chairman of the board of Trustees of Thunderbird-The School of Global Management. She has held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson also has been awarded the Ellis Island Medal of Honor. Ms. Iverson is 72 years old.

Ms. Iverson has significant leadership experience as a chief executive officer in both the public and private sectors and as a business consultant. She provides the board a global perspective, with over 10 years of experience as chief executive officer of large multinational companies. Ms. Iverson brings to the board, among other skills and qualifications, expertise in international business, branding, finance and marketing.

Joseph N. Stein was elected as a member of our board of directors in June 2013. Mr. Stein has served as a restaurant and franchise consultant since February 2011. Mr. Stein is also President of R&J Restaurants, LLC and Blaze IE LLC, both Blaze Pizza franchises. Since June 2015, Mr. Stein has served on the board of directors of Del Taco Restaurants, where he also serves as audit committee chair. Since 2014, Mr. Stein has served on the board of the Orange County affiliate of Susan G. Komen Foundation, a non-profit charity. From January 2009 to February 2011, Mr. Stein was the Senior Vice President of Strategy & Innovation for El Pollo Loco, Inc., a restaurant concept, and was previously the Senior Vice President and Chief Financial Officer of El Pollo Loco, Inc. from 2002 to 2009. Mr. Stein has served in a variety of executive positions with other restaurant companies during his over 25-year career, including with Rubio’s Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and CKE Restaurants, Inc. Mr. Stein was also previously a certified public accountant for KPMG LLP. Mr. Stein previously served as a director of ROI Acquisitions Corp., a special purpose acquisition corporation in the restaurant and consumer goods industry. Mr. Stein is 55 years old.

Mr. Stein’s extensive experience as a senior executive officer in the restaurant industry, his accounting and financial expertise and his experience with strategic transactions provides him with the qualifications and skills to serve as a director. Mr. Stein’s experience and understanding of finance led to his designation as an “audit committee financial expert.”

Shauna R. King was appointed as a member of our board of directors in August 2014. Ms. King served as Vice President, Finance and Business Operations for Yale University where her responsibilities include strategic and financial planning, capital and operating budgeting, departmental business operations, information technology, dining operations, shared services and procurement. Prior to her role at Yale University, Ms. King provided management, financial and operations consulting to select clients with SKing Consulting from 2003 to 2006, as well as from 1994 to 1998. Between her consulting endeavors, Ms. King held numerous leadership positions at PepsiCo, Inc., including Chief Transformation Officer; President and Global Information Officer, PepsiCo Shared Services; Vice President and General Manager, Club Channel and Vice President, Field Finance at Frito-Lay, Inc. Prior to these roles, Ms. King held various business development, finance and marketing related roles at PepsiCo Food Systems, Frito-Lay, Inc. and PepsiCo Bottling Group, in addition to starting her career as a CPA at PriceWaterhouse. Ms. King graduated magna cum laude with a BS in Psychology from St. Lawrence University followed by an MBA from Cornell University and an Honorary Master’s Degree from Yale University. Ms. King is 59 years old.

Ms. King’s extensive leadership experience in both the public and private sectors, her accounting and financial expertise and her experience as a business consultant provide her with the qualifications and skills to serve as a director. Ms. King’s experience and understanding of finance led to her designation as an “audit committee financial expert.”

CORPORATE GOVERNANCE

Board Composition and Director Independence

Our Bylaws provide that our board of directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of six members, Joseph N. Stein, Ann Iverson, Robert S. Merritt, F. Philip Handy, Paul R. Vigano, and Shauna R. King. Raymond A. Blanchette, III served on our board of directors until his resignation effective November 17, 2015. Tamara Polewik served on our board of directors until her resignation effective March 10, 2016. Beginning with the Annual Meeting, we will no longer have a classified board of directors, as currently provided by our Amended and Restated Certificate of Incorporation. However, if the proposed amendment to our Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors is approved by the stockholders, directors will be elected for a term expiring at either the 2017, 2018 or 2019 annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however to prior death, resignation, retirement, disqualification or removal from office.

We follow the director independence standards set forth in the NASDAQ Stock Market corporate governance standards and the federal securities laws.

The board of directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, the board of directors affirmatively determined that Messrs. Stein and Handy and Mses. Iverson and King are “independent” for purposes of serving on the board of directors and meet the requirements set forth in our director independence guidelines.

Controlled Company

J.H. Whitney VI, L.P. (“J.H. Whitney VI”) controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the NASDAQ Stock Market corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NASDAQ Stock Market;

•	that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the Corporate Nominating and Governance Committee and Compensation Committee.

These exemptions do not modify the independence requirements for our Audit Committee, and we currently comply with the requirements of Rule 10A-3 of the Exchange Act and the rules of the NASDAQ Stock Market required by such rules as described below.

Board Leadership Structure

Mr. Vigano serves as the Chairman of our board of directors. Although we do not have a formal policy on whether the role of the Chief Executive Officer and Chairman should be separate, we believe that having Mr. Vigano serve as a non-employee Chairman is preferable at this time. Our Chairman provides leadership to ensure that the board functions in an independent, cohesive fashion.

We believe our Chief Executive Officer should be responsible for running the Company, while our Chairman is responsible for running the board. The board of directors has considered the time that is required of Mr. Merritt as Chief Executive Officer and believes that by having another director serve as Chairman of the board, Mr. Merritt is able to focus his entire energy on running Ignite. Under our Corporate Governance Guidelines and our Bylaws, our Chairman:

•	provides leadership to the board of directors and facilitates communication between, and information flow to, the directors;

•	establishes the agenda for board meetings;

•	presides at board meetings, executive sessions and stockholder meetings;

•	gathers feedback from interviews with prospective director nominees; and

•	sees that all orders, resolutions and policies adopted or established by the board of directors are carried into effect.

Our Chairman also has access to management, financial and other information as he deems appropriate from time-to-time to assist him and the board of directors in discharging their responsibilities.

The board of directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Corporate Governance and Nominating Committee and the board evaluate the board’s leadership structure to ensure that the structure is appropriate for Ignite and its stockholders. We recognize that different board leadership structures may be appropriate for Ignite in the future, depending upon applicable circumstances. However, the board of directors believes the current leadership structure, with Mr. Merritt as Chief Executive Officer and Mr. Vigano as Chairman of the Board, is the appropriate structure for Ignite at this time.

Board Committees and Membership

Our board of directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each of the committees reports to the board of directors as they deem appropriate, and as the board may request. The composition, duties and responsibilities of these committees are described below. The table below sets forth the current membership of each of the committees:

Director	Audit	Compensation	Corporate Governance and Nominating
Robert S. Merritt	—	—	—
F. Philip Handy	X	—	—
Ann Iverson	—	X	Chair
Paul R. Vigano	—	X	X
Shauna R. King	Chair	—	X
Joseph N. Stein	X	Chair	—

Audit Committee

The Audit Committee is responsible for, among other matters: (i) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (ii) discussing with our independent registered public accounting firm their independence from management; (iii) reviewing with our independent registered public accounting firm the scope and results of their audit; (iv) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (vi) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and (vii) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The SEC rules and the NASDAQ Stock Market rules require us to have all independent Audit Committee members. Our board of directors has affirmatively determined that Ms. King, Mr. Handy and Mr. Stein meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and the NASDAQ Stock Market rules and therefore, we have an entirely independent Audit Committee. In addition, Ms. King, Mr. Handy and Mr. Stein each qualify as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee. The Audit Committee held 13 meetings during the 2015 fiscal year.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (iii) overseeing chief executive officer and executive succession planning; and (iv) administering our stock plans and other incentive compensation plans.

Our board of directors has affirmatively determined that Ms. Iverson and Mr. Stein meet the definition of an “independent director” for purposes of serving on a compensation committee under applicable SEC and the NASDAQ Stock Market rules.

Our board of directors has adopted a written charter for the Compensation Committee. The Compensation Committee held 9 meetings during the 2015 fiscal year.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (ii) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) overseeing our corporate governance guidelines and other governance principles applicable to us.

Our board of directors has affirmatively determined that Ms. Iverson and Ms. King meet the definition of an “independent director” for purposes of serving on a corporate governance and nominating committee under applicable SEC and the NASDAQ Stock Market rules.

Our board of directors has adopted a written charter for the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held 10 meetings during the 2015 fiscal year.

Risk Oversight

Our board of directors is responsible for overseeing our risk management. The board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our other board committees will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We believe that the leadership structure of our board of directors supports its effective oversight of the Company’s risk management.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee and our Corporate Governance Guidelines may be accessed on our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Conduct and Ethics

We have a Code of Conduct, which is applicable to all employees, including our executive and financial officers and a Directors’ Code of Conduct that applies to all members of the board of directors. There is a separate Code of Ethics for Executive Officers and Principal Accounting Personnel that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and persons performing similar functions. The Code of Conduct, the Directors’ Code of Conduct and the Code of Ethics are available on our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the codes of conduct and ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the board of directors nominees for director and to identify one or more candidates to fill any vacancies that may occur on the board of directors. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align its board composition with the Company’s strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, character, sound independent judgment, breadth of experience, insight, and knowledge and business acumen. Leadership skills and executive experience, restaurant or retail expertise, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company’s core markets, capital markets and mergers and acquisitions experience and marketing expertise, among others, are also among the relevant selection criteria. In addition, the Company strives to maintain a board that reflects a diversity of experience, gender, ethnicity and age. These criteria will vary over time depending on the needs of the board of directors. Accordingly, pursuant to our Corporate Governance Guidelines, the board may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

Under the charter of the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee is responsible for determining criteria and qualifications for board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

For each of the nominees to the board of directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Corporate Governance and Nominating Committee in concluding that the nominee should serve as a director. The Corporate Governance and Nominating Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time.

In developing recommendations for new director candidates, the nominating process used by the committee consists of the following steps pursuant to our Corporate Governance Guidelines:

1.

the Corporate Governance and Nominating Committee reviews current board composition to determine particular skills or experience to be added or replaced through the recruitment of new board members and informs members of the board, members of senior management and any search firm retained by the committee to assist in director recruitment in light of these needs and asks for their help in identifying strong board candidates who would meet these requirements and the broader director criteria outlined above;

2.

the Corporate Governance and Nominating Committee will review any potential director candidates identified by the search firm, the network of contacts of the current board of directors and senior management and any director candidates recommended by stockholders against these needs and the broader director criteria and prepare a “short list” of candidates;

3.

reference checks on “short listed” candidates will be conducted, including gathering references and perspectives from any current board members or members of senior management who may know the candidate;

4.

leading candidates from the “short list” who have strong references will be interviewed by one or more members of the Corporate Governance and Nominating Committee, the Chief Executive Officer and, if appropriate, other board members or other members of senior management; and

5.

the Corporate Governance and Nominating Committee will meet in person or by conference call to discuss and make recommendations to the board with respect to the candidates for a vote of the full board.

Stockholder Recommendation of Candidates for Director

Stockholders wishing to recommend candidates to be nominated for election to the Company’s board of directors may do so by sending to the attention of the Chairman of the Corporate Governance and Nominating Committee at the address provided in this Proxy Statement a statement setting forth: the business experience and other significant accomplishments of the candidate; an acknowledgement from the candidate that he or she would, if elected, be willing to serve on the board; a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the board; and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential board member. Stockholder recommendations provided to the Chairman of the Corporate Governance and Nominating Committee will be reviewed by the Corporate Governance and Nominating Committee using the process outlined above when it evaluates and recommends nominees to the board of directors for submission to the stockholders at each annual meeting.

For information regarding stockholder nominations of directors and stockholder proposals, please see the “Next Annual Meeting—Stockholder Proposals” section of this Proxy Statement.

Meetings of the Board of Directors

During the fiscal year ended December 28, 2015, the board of directors met 11 times. All of our directors attended at least 75% of the total meetings held by the board of directors and any committee on which the director served during the period of the fiscal year that the director was a member of the board. We expect that each director will attend the annual meeting of stockholders, absent a valid reason. All of our then current directors attended our 2015 annual stockholders meeting.

Executive Sessions of Non-Management Directors

At each regular quarterly board of directors meeting, the board meets without management present. Non-management director sessions are led by the Chairman of the board of directors.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the board of directors during the fiscal year ended December 28, 2015 were Mr. Stein (Chairman), Ann Iverson and Paul R. Vigano. None of these individuals are or ever have been our officers or employees. During fiscal year 2015, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

Mandatory Retirement for Directors

In accordance with our Corporate Governance Guidelines, no director may stand for election or re-election after the director’s 75th birthday.

Communications with the Board of Directors

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Chairman of the Corporate Governance and Nominating Committee in care of the Company’s registered office at 9900 Westpark Drive, Suite 300, Houston, Texas 77063. All such stockholder communications shall be reviewed by the Chairman of the Corporate Governance and Nominating Committee and discussed with the committee, which will determine an appropriate response or course of action.

Compensation of Directors

Only independent directors receive compensation for their participation on our board of directors, or service as a chair or member of a committee of the board. Non-independent directors receive no compensation for their participation on the board or involvement in any of its Committees.

Fiscal Year 2015 Compensation

For the fiscal year ended December 28, 2015, our independent directors received an (i) annual cash retainer of $50,000, paid on a quarterly basis, (ii) an annual equity grant in shares of restricted stock (RSAs) equal in value to $100,000 as of the grant date, subject to a one year time-based vesting schedule, and (iii) the chairs of the Audit, Compensation and Corporate Governance and Nominating Committee, if independent, received a supplemental cash retainer of $12,000, $10,000 and $7,000, respectively.

Director Compensation Table for Fiscal 2015

The following table sets forth information concerning the fiscal year 2015 compensation of our non-employee directors:

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Ann Iverson	59,500	99,999	159,499
Shauna R. King	50,000	99,999	149,999
Robert S. Merritt (3)	59,500	99,999	159,499
Tamara Polewik	—	—	—
Joseph N. Stein	60,000	99,999	159,999
Paul R. Vigano	—	—	—

(1)

On May 20, 2015, each independent director serving on the board at such time received a grant of 21,413 shares of restricted stock with a grant date fair value of $4.67 that will vest on the earlier of May 20, 2016, or the date of the Annual Meeting. The amount shown in the table represents the grant date fair value of the restricted stock granted in 2015, computed in accordance with FASB ASC Topic 718.

(2)	No perquisites were received by any of our non-employee directors during fiscal year 2015.

(3)

Mr. Merritt was appointed as our Chief Executive Officer effective November 17, 2015. Director fees and stock awards reflect those earned and received prior to his appointment as CEO. All compensation earned and received by Mr. Merritt as CEO is included on page 7, 2015 Compensation Summary, and page 30, Summary Compensation Table.

Our non-employee directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending board meetings and director education programs.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information concerning beneficial ownership of our common stock as of April 8, 2016, unless otherwise indicated, by each of our current directors and nominees for director, by each of our current named executive officers, by all directors and executive officers as a group, and by beneficial owners of more than five percent of our common stock.

Name	Shares of Common Stock Beneficially Owned(1)(2) (3)	Number of Exercisable SARs (4)	Percent of Shares Outstanding(5)

Robert S. Merritt	120,557	—	*
Brad A. Leist	17,519	35,798	*
David G. Catalano	48,912	60,745	*
Ellen J. Clarry	35,276	34,907	*
Ann Iverson	34,057	—	*
Shauna R. King	35,597	—	*
Joseph N. Stein	32,057	—	*
F. Philip Handy	5,035	—	*
Paul R. Vigano (6)	17,359,690	—	66.4%
All directors and executive officers as a group (9 persons)	17,722,467	131,450	67.7%
J.H. Whitney VI, L.P. (7)	17,359,690	—	66.4%
First Manhattan Co. (8)	1,397,416	—	5.3%

*Represents less than one percent of our common stock.

(1)	Subject to applicable community property laws and, except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to all shares shown.

(2)

Includes time-vesting restricted shares granted under our 2012 Omnibus Incentive Plan. The executives have sole voting power over these restricted shares. Restricted shares are included for the following individuals: Mr. Merritt, 113,913 shares; Mr. Leist, 16,440 shares; Mr. Catalano, 23,195 shares; Ms. Clarry, 16,440 shares; Mr. Handy, 5,035 shares; Ms. Iverson, 21,413 shares; Ms. King, 21,413 shares; Mr. Stein, 21,413 shares; and all current directors and executive officers as a group, 234,262 shares.

(3)

Does not include shares of common stock issuable upon the exercise of stock appreciation rights (SARs) within 60 days of April 8, 2016 based on the April 8, 2016 closing price of our common stock due to the fact that all exercisable SARs are not in-the-money.

(4)	Includes SARs that become exercisable on or before June 7, 2016.

(5)	Based on aggregate of 26,162,545 shares of Ignite common stock issued and outstanding as of April 8, 2016.

(6)

Shares owned by J.H. Whitney VI, L.P. J.H. Whitney Equity Partners VI, LLC, is the sole general partner of J.H. Whitney VI, L.P. Mr. Vigano is a managing member of J.H. Whitney Equity Partners VI, LLC, and has an interest in a limited partner of J.H. Whitney VI, L.P. Mr. Vigano may be deemed to share voting and dispositive power with respect to such shares. Mr. Vigano disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. This does not include 33,767 shares held by JCS Holdings LLC, which relate to common unit options forfeited by certain former employees and directors of the Company. J.H. Whitney VI, L.P. holds a controlling voting interest in JCS Holdings, LLC, and as such may be deemed to have beneficial ownership of such shares. J .H. Whitney VI, L.P., J.H. Whitney Equity Partners VI, LLC and Mr. Vigano disclaim beneficial ownership of such shares.

(7)

This information is based on a Schedule 13G filed with the SEC by J.H. Whitney VI, L.P., 130 Main Street, New Canaan, Connecticut 06840, on February 11, 2015 containing information as of December 31, 2014. J.H. Whitney VI, L.P. is an investment fund, principally engaged in the business of making private equity investments. J.H. Whitney Equity Partners VI, LLC is the sole general partner of J.H. Whitney VI, L.P. and as such may be deemed to have beneficial ownership of the shares held by J.H. Whitney VI. The managing members of J.H. Whitney Equity Partners VI, LLC have voting and disposition power over the shares of common stock held by J.H. Whitney VI. The managing members of J.H. Whitney Equity Partners VI, LLC are Michael C. Salvator, Paul R. Vigano and Robert M. Williams, Jr. Each of Messrs. Salvator, Vigano and Williams disclaim beneficial ownership of the shares held by J.H. Whitney Equity Partners VI, LLC and its affiliated entities, except to the extent of his pecuniary interest therein. Does not include 33,767 shares of common stock held by JCS Holdings, LLC, which relate to unvested common unit options held by certain employees and directors of the Company. J.H. Whitney VI, L.P, holds a controlling voting interest in JCS Holdings, LLC and as such may be deemed to have beneficial ownership of such shares. J.H. Whitney VI, L.P., J.H. Whitney Equity Partners VI, LLC and the members of J.H. Whitney Equity Partners VI, LLC disclaim beneficial ownership of such shares.

(8)	This information is based on a Schedule 13G filed with the SEC by First Manhattan Co., 399 Park Avenue, New York, New York 10022, on February 12, 2016 containing information as of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, officers and persons who beneficially own more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC, the New York Stock Exchange, and us. To the Company’s knowledge, all filings were timely during fiscal year 2015.

Certain Relationships and Related Party Transactions

Registration Rights Agreement

Pursuant to a registration rights agreement that we entered into in connection with our initial public offering, we have granted registration rights to J.H. Whitney and members of management. Pursuant to the terms of the registration rights agreement, so long as we do not have an effective shelf registration statement with respect to our common stock and securities delivered in connection therewith (the “registrable securities”), J.H. Whitney may request registration of all or a portion of its registrable securities (a “demand registration”). We shall not be obligated to effectuate more than three demand registrations in any 12-month period. The registration rights agreement also provides that subject to certain limitations, at any time that we are eligible to use Form S-3, we will upon request of J.H. Whitney file a shelf registration statement covering all registrable securities and, if such shelf registration statement is not automatically effective, use reasonable best efforts to cause the shelf registration statement to be declared effective. Once the shelf registration statement is effective, we are required to use reasonable best efforts to keep the shelf registration statement continuously effective and usable for resale of registrable securities. The registration rights agreement will also provide that any holder with registrable securities registered pursuant to a shelf registration may affect an underwritten offering of its registrable securities after delivery of advance notice to us. The other holders shall have the right to elect to include in such underwritten offering such portion of their registrable securities as they may request, subject to cutback provisions. Any underwritten offering must reasonably be expected to result in at least $10.0 million in gross proceeds. Under the registration rights agreement, we agreed, subject to certain limitations, to indemnify J.H. Whitney VI and its officers, directors, managers and partners, and each person controlling such holder against all losses, claims, actions, damages, liabilities and expenses in certain circumstances and to pay any expenses reasonably incurred in connection with investigating, preparing or defending these, except insofar as the same are caused by or contained in any information furnished in writing to us by such holder expressly for use therein.

Norton Creative LLC

Under an eighteen month contract, we received certain creative marketing-related services, including print design, digital branding, and food photography from Norton Creative LLC (“Norton”). We also engaged Norton for television direction and production services, which were not covered in the scope of the original agreement. On September 12, 2015, our former President and CEO, Raymond A. Blanchette, III, married the majority owner and CEO of Norton, Robin Ahearn. Prior to becoming a related party, Norton provided services in the amount of $2.2 million during fiscal year 2015, of which $162 thousand related to discontinued operations. Amounts billed to us for services provided by Norton after becoming a related party, which were reviewed and approved by the Audit Committee, totaled $341 thousand for fiscal year 2015. As of December 28, 2015, we no longer use Norton for creative marketing services.

Policies and Procedures With Respect to Related Party Transactions

In accordance with our Related Party Transactions Policy, our Audit Committee is responsible for reviewing and approving related party transactions. In addition, our Code of Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed Deloitte & Touche LLP (“D&T”) to audit our consolidated financial statements for the year ending January 2, 2017 and to prepare a report on this audit. A representative of D&T will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

We are asking our stockholders to ratify the appointment of D&T as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the board of directors is submitting the selection of D&T to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The board of directors recommends that you vote FOR the ratification of the appointment of D&T as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for, among other things, reviewing with PwC, our independent registered public accounting firm for fiscal year 2015, the scope and results of their audit engagement. In connection with the audit for the year ended December 28, 2015, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Ignite to be included in our Annual Report on Form 10-K for the year ended December 28, 2015;

•

discussed with PwC the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence.

Management is primarily responsible for Ignite’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Ignite in accordance with generally accepted accounting principles (GAAP). PwC is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of PwC included in their report to the financial statements of Ignite.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 28, 2015.

Submitted by the Audit Committee:

Shauna R. King, Chair

F. Philip Handy

Joseph N. Stein

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed during the fiscal years ended December 28, 2015 and December 29, 2014:

	Fiscal Year 2015 ($)	Fiscal Year 2014 ($)
Fees Billed:
Audit Fees	1,049,323	1,094,269
Audit-Related Fees	—	—
Tax Fees	180,000	—
All Other Fees	1,919	1,919
Total	1,231,242	1,096,188

Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit Fees also include fees associated with the review of filings made with the SEC.

Audit-Related Fees include amounts billed for accounting advisory fees related to financial accounting matters and mergers and acquisitions.

Tax Fees include assistance with the income tax return preparation and audits, tax planning, and advising management as to the tax implications of certain transactions.

All Other Fees include a subscription to an accounting research website.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to PwC were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

EXECUTIVE OFFICERS

Executive officers are elected annually by the board of directors and serve at the discretion of the board. Robert S. Merritt serves as a Director and as an executive officer. His business experience is discussed above in “Item 1—Election of Directors—Director Nominees for Terms Expiring at the 2017, 2018 or 2019 Annual Meetings.”

Other executive officers as of the date of this Proxy Statement are:

Brad A. Leist has served as our Senior Vice President and Chief Financial Officer since April 17, 2015. Prior to this, he served as our Senior Vice President of Accounting and Finance from November 2013. Mr. Leist was previously Vice President of Accounting for Ignite Restaurant Group, Inc. since February 2012. Prior to joining Ignite, Mr. Leist served in a variety of positions, most recently as Vice President – Corporate Controller at Builders FirstSource, Inc. from May 2004 to February 2012. Builders FirstSource, Inc. is a publicly traded supplier and manufacturer of structural and related building products primarily for residential new construction. Prior to joining Builders FirstSource, Mr. Leist worked for seven years in public accounting for PricewaterhouseCoopers LLP. Mr. Leist holds a Masters in Accounting and a Bachelor of Business Administration from Texas A&M University and is a licensed CPA in Texas. Mr. Leist is 41 years old.

David G. Catalano has served as our Senior Vice President and Chief Operating Officer since April 17, 2015. Prior to this, he served as President of Brick House Tavern + Tap from March 4, 2014 and as President of Macaroni Grill from April 9, 2013. Prior to joining Ignite, Mr. Catalano was Executive Vice President and Chief Operating Officer of Rave Cinemas, an owner and operator of movie theatres, since March 2012. From September 2011 to March 2012, Mr. Catalano was Chief Operating Officer of Al Copeland Investments, the owner and operator of a variety of restaurant concepts, and from January 2007 to September 2011 he was President of Catalano Management & Consulting. He also served as Chief Operating Officer for Apple Gold, an Applebee’s franchisee with approximately 70 locations, Chief Operating Officer for Hard Rock Café and spent 15 years with T.G.I. Friday’s holding a variety of leadership positions including Vice President of Operations. Mr. Catalano is 59 years old.

Ellen Clarry has served as our Chief Supply Officer since August 12, 2015. Prior to this, she served as our Senior Vice President of Quality Assurance and Global Supply Chain from January 2012. She initially joined Ignite in November 2006 and served as our Director of Purchasing, then as Vice President of Quality Assurance and Global Supply Chain. Ms. Clarry has over 30 years of product development and management, quality assurance, planning, pricing and procurement experience in the restaurant and food processing industries. Prior to joining Ignite in 2006, Ms. Clarry held leadership roles with Tyson Foods, Ventura Foods, Carlson Restaurants Worldwide, S&A Restaurant Corp. and Ingredient Technology Corporation. Ms. Clarry serves on the board of directors and executive committee of National Fisheries Institute, a trade Association committed to helping its members succeed in the global seafood marketplace. Ms. Clarry holds a Bachelor of Arts degree from Excelsior College, in Albany, New York. Ms. Clarry is 61 years old.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation for our “named executive officers,” who consist of two individuals who served as our principal executive officer during fiscal year 2015, two individuals who served as our principal financial officer during fiscal year 2015, our three other most highly compensated executive officers who were still serving at the end of fiscal year 2015, and one individual for whom disclosure would have been provided, but for the fact that he was not serving as an executive officer at the end of fiscal year 2015. For fiscal year 2015, our named executive officers were:

●	Robert S. Merritt, Chief Executive Officer;

●	Raymond A. Blanchette, III, former President and Chief Executive Officer;

●	Brad A. Leist, Chief Financial Officer;

●	Michael J. Dixon, former President and Chief Financial Officer;

●	David G. Catalano, Chief Operating Officer;

●	Ellen J. Clarry, Chief Supply Officer;

●	Robyn H. Martin, General Counsel;

●	James F. Mazany, former Brand President, Joe’s Crab Shack

Mr. Blanchette left the Company effective November 17, 2015.

Mr. Dixon left the Company effective April 17, 2015. Under the terms of his separation agreement, Mr. Dixon continued to provide consulting services to the Company through May 15, 2015.

Mr. Mazany left the Company effective April 17, 2015.

Ms. Martin left the Company effective March 11, 2016.

Business Summary

On April 17, 2015, we completed the sale of Romano’s Macaroni Grill. Hence, all discussion related to the Company’s operations will relate to continuing operations, that is, excluding Macaroni Grill, except if specifically stated otherwise.

On a consolidated basis, revenues decreased by 2.3% year over year, which is primarily caused by a 3.9% comparable restaurant decrease and the lower restaurant count from the prior year, partially offset by higher operating weeks caused by the timing of restaurant opening and closure activities. Comparable restaurant sales decreased at Joe’s by 4.5% and increased at Brick House by 1.0%. We opened two Brick House restaurants during the year, both of which are conversions from Macaroni Grill.  We closed nine Joe’s restaurants, including three which were converted to Brick House restaurants in 2016.

                We reported an adjusted loss from continuing operations (a non-GAAP measure) of $4.3 million in fiscal year 2015 compared to adjusted loss from continuing operations of $5.0 million in fiscal year 2014. A description of how we calculate adjusted loss from continuing operations is provided on page 43 of our Annual Report on Form 10-K.

Compensation Philosophy and Objectives

We have designed our executive compensation program to help attract talented individuals to manage and operate all aspects of our business, to reward those individuals based upon corporate results, and to retain those individuals who continue to meet our expectations. We also intend for our executive compensation program to make us competitive within the restaurant and foodservice industry, where there is significant competition for talented leaders who possess the skills and experience to build and deliver on long-term value creation. We believe that the compensation of our executive officers should incentivize them to focus on the achievement of both short and long-term business objectives and strategies. In that regard, we strive to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity-based awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

•	attract and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	motivate the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals, where appropriate, with the goals of the executive management team and our company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

The incentive compensation of our named executive officers is comprised of cash-based incentive compensation and equity-based compensation. Our equity compensation consists of grants of SARs and/or restricted stock, both of which are subject to time-based vesting provisions. Both elements of executive incentive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial performance as reflected in our stock price performance. In addition, it encourages equity ownership and promotes retention of key talent. Equity-based compensation derives its value from our equity value, which is likely to fluctuate based on our financial performance. Payment of cash incentives is dependent on our achievement of pre-determined financial and operational objectives.

We seek to apply a consistent philosophy to compensation for all executive officers. The compensation components described below simultaneously fulfill one or more of the above principles and objectives.

Compensation Committee Procedures

The Compensation Committee is responsible for:

•	annually reviewing and approving our goals and objectives for executive compensation;

•

annually reviewing and approving for our senior executive officers (1) annual base salary levels, (2) annual cash incentive opportunity levels, (3) long-term incentive opportunity levels, and (4) special or supplemental benefits or perquisites (if any);

•	annually approving actual annual cash incentive plan payouts and long-term equity incentive grants;

•	reviewing and approving any employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate;

•	making recommendations and reports to the board of directors concerning matters of executive compensation;

•	administering our executive incentive plans, including our equity plan;

•	reviewing compensation plans, programs and policies;

•	reviewing our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking; and

•	reviewing director compensation, from time to time.

Compensation Decision-Making Process

Role of Executive Officers and Compensation Committee

Our Chief Executive Officer, Chief Financial Officer, and certain senior human resources personnel play a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the Compensation Committee. When discussing performance evaluations and setting compensation levels for our executive officers, the Compensation Committee works closely with our Chief Executive Officer, Chief Financial Officer and our senior human resources personnel; however, the Compensation Committee has the discretion to reject or modify the recommendations of our Chief Executive Officer, Chief Financial Officer and senior human resources personnel. Our Chief Executive Officer, Chief Financial Officer or any human resources personnel do not participate in determining or recommending the amount of his or her own compensation.

Our Chief Executive Officer periodically evaluates the other executive officers’ performances with the Compensation Committee and makes recommendations for base salary, cash incentive awards and grants of long-term equity incentive awards for all executive officers other than himself. Based on these recommendations and in consideration of the compensation objectives and principles described above, the Compensation Committee approves the annual compensation packages of all our executive officers.

On an annual basis, the Compensation Committee reviews of our existing compensation programs, objectives and philosophy to determine whether such programs, objectives, and philosophy were appropriate for a public company. This review included the use of market data prepared by our compensation consultant. As a result of such review, the Compensation Committee made certain limited adjustments to our compensation programs upon the recommendation of our compensation consultant. We expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. For example, over time we expect to increase the use of empirical data, including benchmarking against peer companies.

Committee’s Independent Compensation Consultant

The Compensation Committee has engaged Pearl Meyer & Partners (“Pearl”) as its independent compensation consultant to advise the Compensation Committee with respect to compensation program design, the components of our executive compensation programs, and amounts to be paid to our named executive officers. Pearl also advised the Compensation Committee with respect to the design of our compensation program for independent directors, and provided the Compensation Committee with information on executive compensation trends and best practices. For fiscal year 2015, the Compensation Committee engaged Pearl to advise the Compensation Committee. All of Pearl’s work is done at the direction of or on behalf of the Compensation Committee. Although the Compensation Committee considers the advice of its independent consultant, the Compensation Committee has the final decision-making authority with respect to all elements of compensation. Pearl does not provide any additional services to the Company.

Compensation Consultant Independence and Conflict of Interest Assessment

In light of new SEC rules, we requested and received information from Pearl addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by Pearl; (2) fees paid by us as a percentage of Pearl’s total revenue; (3) policies or procedures maintained by Pearl that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Pearl or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that Pearl is independent and that Pearl’s work did not raise any conflict of interest.

Market Positioning

For purposes of analyzing named executive officer compensation, at the request of the Compensation Committee, Pearl undertook an analysis to determine an appropriate peer group and presented to the Compensation Committee recommendations for the peer group. Pearl compiled a list of recommended peer companies that would be a representative example of organizations of comparable size and business focus and that are representative of the companies with whom we compete for executive talent, with a particular focus on ensuring industry-representative peers. Pearl developed the recommended peers based upon an assessment of industry, annual revenues, market capitalization, and percent of franchising revenues. The Compensation Committee reviewed the recommendations of the consultant and determined to make certain appropriate changes before approving the list of peer companies.

The peer group used in making compensation decisions for fiscal year 2015 is comprised of the following list of 11 companies, which are all in the casual or upscale dining industry and have size and financial characteristics generally comparable to us:

BJ’s Restaurants, Inc. Bob Evans Farms, Inc. Bravo Brio Restaurant Group, Inc. Carrols Restaurant Group, Inc. Chuy’s Holdings, Inc.	Del Frisco’s Restaurant Group, Inc. Fiesta Restaurant Group, Inc. Red Robin Gourmet Burgers, Inc. Ruby Tuesday, Inc. Ruth’s Hospitality Group, Inc.
Dave & Buster’s Entertainment, Inc.

Elements of Compensation

The following is a discussion of the primary elements of compensation for each of our named executive officers. Compensation for our named executive officers generally consists of the following elements:

•	Base Salary. A fixed cash payment intended to attract and retain talented individuals, recognize career experience and individual performance and provide competitive compensation.

•

Short-Term Incentives. Our Management Incentive Plan (“MIP”) provides annual cash incentive opportunities based upon Company performance that is intended to promote and reward achievement of our annual financial and strategic objectives and, for certain of our named executive officers, individual performance objectives measured over the current year.

•

Long-Term Incentives. We have made grants of time vesting SARs and restricted stock intended to align the executive’s interests with those of our stockholders by tying value to long-term Company performance.

•

Health and Welfare Benefits. Health and welfare benefits (including medical, dental, vision, and life and AD&D insurance and long-term disability insurance) are intended to provide comprehensive benefits.

•

Executive Perquisites. Additional benefits offered to our named executive officers to provide competitive supplemental benefits, such as Company payment of financial counseling and tax preparation services and an automobile allowance, as well as relocation benefits.

Executive compensation includes both fixed components (base salary, health and welfare benefits and executive perquisites) and variable components (annual cash incentive awards and grants of time vesting equity awards) with the heaviest weight generally placed on the variable components. Each component is linked to one or more of our strategic objectives. The fixed components of compensation are designed to be competitive in order to induce talented executives to join our company, as well as retain such key talent. Revisions to the fixed components of compensation occur infrequently aside from our annual salary review or upon promotions or substantial increases to the executive’s scope of responsibility. Salary increases are, in part, designed to reward executives for their management activities during the year and to maintain their level of income with respect to cost of living increases.

The variable compensation related to our MIP is tied to the achievement of our annual financial objectives, and for some of our named executive officers achievement of individual objectives, and is designed so that above average performance is rewarded with above average rewards. Target annual cash incentive award levels under our MIP, as a percentage of base salary, are set once the executive is hired and generally relate to his or her scope of responsibility, with revisions typically occurring upon promotions or substantial increases to the executive’s scope of responsibility. Our MIP is designed to align each executive’s annual goals for their respective area of responsibility with the financial goals of the entire business as set by the Compensation Committee.

Base Salary

A primary component of compensation of our executive officers is base salary. Base salary is designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, the skills and experience required for the job, their individual performance, our business performance, labor market conditions and competitive market salary levels.

Base salaries are reviewed during the fiscal year by our Chief Executive Officer and the Compensation Committee, and salary increases typically take effect in late March or early April of each fiscal year, unless business circumstances require otherwise. Our Chief Executive Officer and Compensation Committee reviewed the performance of all executive officers. Based upon this review and any relevant informal competitive market data made available to them during the preceding year, informal discussions with recruiting firms, research and members of the Compensation Committee’s personal knowledge of the competitive market, the Compensation Committee set the salary level for each executive officer for the coming year. As a part of the decision making process, the Compensation Committee has considered the peer group data described above in determining market levels for purposes of salary increases.

Salary Adjustments in Fiscal Year 2015

As part of their promotion in April 2015, the salaries of Messrs. Catalano and Leist and Ms. Martin were increased as follows: Mr. Catalano, from $300,000 to $375,000; Mr. Leist, from $230,000 to $275,000; and Ms. Martin, from $132,000 to $180,000. Due to corporate reorganization and taking on additional responsibilities, Ms. Martin’s salary was further increased to $210,000 in December 2015. Due to Ms. Clarry’s promotion in August 2015, her salary increased from $230,000 to $255,000.

Short-Term Incentive Compensation

In addition to receiving base salaries, our named executive officers are eligible to earn annual incentive awards under our MIP based upon the attainment of specific financial performance objectives and, for certain executives, individual performance objectives. The annual cash incentive awards under our MIP are intended to offer incentive compensation by rewarding the achievement of corporate objectives linked to our overall financial results. Our Compensation Committee has authority to award annual cash incentives under our MIP to our executive officers. We believe that establishing annual cash incentive opportunities under our MIP helps us attract and retain qualified and highly skilled executives. These annual cash incentive awards under our MIP are intended to reward executive officers who have a positive impact on corporate results.

Setting Target Award Levels

On an annual basis, or at the commencement of an executive officer’s employment with us, our Compensation Committee, based upon input from our Chief Executive Officer and Chief Financial Officer, and our human resources personnel, typically sets a target level of annual cash incentive award opportunity under our MIP that is structured as a percentage of such executive officer’s base salary at the end of the fiscal year. An executive officer’s target level of annual cash incentive award opportunity is set between 40% to 50% of his or her base salary.

For fiscal year 2015, each of Messrs. Leist and Catalano and Ms. Clarry’s target annual cash incentive award opportunity was set based upon each executive’s scope of responsibility and impact upon our overall financial performance at 50%, and for Ms. Martin, at 30%. Messrs. Blanchette, Dixon and Mazany were not employed by the Company as of December 28, 2015.

Setting Performance Objectives

Each year, the Compensation Committee establishes our corporate financial performance objective and sets a threshold, target and maximum amount with reference to achieving pre-set levels of desired financial performance, with consideration given to our annual and long-term financial plan, as well as to macroeconomic conditions. All or part of a named executive officer’s annual cash incentive award opportunity under our MIP is determined based upon the achievement level of our Adjusted EBITDA. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted for certain additions and eliminations such as deferred rent, asset impairment, restaurant closure expenses, non-cash loss on disposal of property and equipment, pre-opening costs, stock-based compensation, and certain other expenses. The Compensation Committee believes this corporate performance objective reflected our overall Company goals for fiscal year 2015, which balanced the achievement of revenue growth and improving our operating efficiency. The Compensation Committee believes that Adjusted EBITDA provides a meaningful understanding of our core operating performance and is substantially similar to the financial metric used under our senior secured credit facility.

We have historically attempted to maintain consistency year-over-year with respect to the difficulty of achieving the financial performance objectives under our MIP. Our annual Adjusted EBITDA financial target typically increases each year to promote continuous growth consistent with our business plan. The financial performance targets are designed to be realistic and attainable, though slightly aggressive, requiring in each fiscal year strong performance and execution that, in our view, provides an annual incentive firmly aligned with stockholder interests.

Depending upon the named executive officer’s position within the Company, his or her annual cash incentive award potential under our MIP is either based solely on the achievement level of our Adjusted EBITDA, or is based on a combination of Adjusted EBITDA achievement and attainment of pre-determined individual performance objectives comprised of operating division or business unit-specific goals to advance the strategic and operating plans of both the operating division or business unit and the Company. The level of achievement of each performance objective is set as a percentage ranging from 40% for achieving the threshold level of the applicable performance objective, to 100% for achieving the target level of the applicable performance objective and to 150% for achieving the maximum level of the applicable performance objective. The minimum level of performance must be achieved for the applicable performance objective to be included in the annual cash incentive award. Earned individual payouts also range from 40% to 150% of target and reflect allocations based on corporate, business unit, and individual performance, as discussed later in further detail.

Generally, the named executive officer must be employed at the time of payment to receive such amount. In addition, the Compensation Committee retains the discretion to adjust annual cash incentive awards due to extraordinary or nonrecurring events, such as significant financings, equity offerings, acquisitions or dispositions.

2015 Performance Annual Incentive Awards

For fiscal year 2015, the threshold Adjusted EBITDA was set at $40.8 million, the target Adjusted EBITDA was set at $45.3 million, and the maximum Adjusted EBITDA was set at $49.8 million. At the conclusion of fiscal year 2015, we presented our financial statements to our independent registered public accountant for their audit. Once our independent registered public accountant completed their audit of our financial statements, we presented our Adjusted EBITDA and our financial statements to our Audit Committee for review and approval. Once the Audit Committee approved our financial statements and Adjusted EBITDA results, we then presented that information to the Compensation Committee for review and approval. Actual Adjusted EBITDA for fiscal year 2015 was $38.8 million, below the threshold Adjusted EBITDA amount of $40.8 million. As a result, we did not pay out any annual incentive awards associated with the Adjusted EBITDA target under the MIP. However, Mses. Clarry and Martin were paid annual incentive awards in 2016 for reaching pre-determined individual goals and objectives set for fiscal year 2015. Ms. Clarry successfully achieved her target of reducing food costs, and Ms. Martin successfully achieved her target of reducing annual legal expenses and resolving a certain percentage of open litigation matters.

The table below indicates the total annual cash incentive award payment for fiscal year 2015 for our named executive officers, as well as the weighted components used to determine award payments. The amounts listed below include payments under the MIP, guaranteed bonus, discretionary cash bonus, and a signing bonus approved by the Compensation Committee and paid to each named executive as recognition.

Name	Base Salary at 12/28/15	Target Award as a Percentage of Base Salary	Weighting of Adjusted EBITDA Objective	Weighting of Individual Performance Objectives	MIP Award Payment (a)
Robert S. Merritt	$675,000	(b)	(b)	—	—
Brad A. Leist	$275,000	50%	100%	—	—
David G. Catalano	$375,000	50%	40%	60%	—
Ellen J. Clarry	$255,000	50%	70%	30%	$33,479
Robyn H. Martin	$210,000	30%	70%	30%	$18,900

(a)	Mses. Clarry and Martin were awarded $33,479 and $18,900, respectively, based on achieving pre-determined goals and objectives set for the 2015 year, which was paid in 2016.

(b)	Mr. Merritt’s MIP commenced on January 1, 2016.

Long-Term Equity-Based Compensation

Our Compensation Committee believes that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, our Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.

Types of Long-Term Award Grants

The Compensation Committee believes the award of SARs and restricted stock with time-based vesting provide executives with a long-term interest in our success and rewards the creation of stockholder value over time.

Stock Appreciation Rights

We grant stock appreciation rights, which we refer to as SARs, because we believe they are “pay-for-performance” and are aligned with stockholder interests because they have no value unless the share price appreciates. A SAR is a right to receive a payment in shares of our common stock equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by a SAR will be the fair market value of our common stock at the close of market on the day prior to the date of grant. The SARS vest ratably over the course of four years, subject to continued employment on the vesting date, to encourage executive longevity and to compensate our executive officers for their contribution to our success over a period of time.

Restricted Stock Award

We grant restricted stock awards not only because we believe they align our executives' interests with those of our stockholders with respect to increases in stock value, but also to enhance executive retention in challenging general economic conditions. This is because restricted stock awards allow the executive to receive some economic value even if our stock price remains flat or declines (provided that the executive remains with the Company for a minimum period of time, generally four years). In addition to these objectives, the combined use of SARs and restricted stock awards reduces our total share usage versus granting only SARs. As our stock price increases, we anticipate using fewer shares while still delivering equivalent value to our executive officers.

Grant of Long-Term Incentives

Each executive officer is provided with a grant of SARs when he or she joins our Company based upon his or her position with us and his or her relevant prior experience. In addition to such SAR grants, the Compensation Committee may grant additional awards of SARs or other equity awards to retain our executives.

Each grant of SARs or restricted stock is awarded pursuant to a stock appreciation right or restricted stock agreement, as appropriate. In allocating the amount of equity awarded to our named executive officers, each individual’s compensation package is reviewed and a subjective determination of the number of equity awards that would be appropriate to retain and motivate each executive officer in his or her position is set. A greater amount of equity is granted to our more senior executives who have more strategic responsibilities and a more direct impact on corporate results.

2015 Long-Term Incentive Awards Granted

The Compensation Committee granted SARs and RSAs to Messrs. Leist and Catalano and Ms. Martin in April 2015, Ms. Clarry in August 2015, and Mr. Merritt in November 2015, as per their employment offer letters. The Committee also granted SARs and RSAs to all named executive officers in May 2015. The grants were made to incentivize our named executive officers to work to grow our stock price over time and as a retention incentive. Please refer to page 32 for the table of long-term equity incentive grants in fiscal year 2015, which were approved by the Compensation Committee.

In each case of equity awards granted (see “2015 Grants of Plan-Based Awards table” on page 32), 25% of the SARs and RSAs described above will vest on each individual grant’s anniversary date in 2016, 2017, 2018 and 2019.

Timing of Awards/Equity Award Granting Policy

The Compensation Committee determines the size, terms and conditions of equity grants to our executive officers in accordance with the terms of our Omnibus Plan and approves them on an individual basis.

Employment Agreements and Severance and Change of Control Benefits

We do not currently have employment agreements with any of our named executive officers that provide for guaranteed employment.

In connection with the grant of common units in our former parent company, we entered into a unit grant agreement with Mr. Blanchette that contained severance benefits and change of control provisions. This unit grant agreement was superseded by a separation agreement and general release that we entered into with Mr. Blanchette in November 2015. We also have severance benefits provisions under the offer letters accepted for Messrs. Merritt, Catalano and Leist and Ms. Clarry.

Benefits and Executive Perquisites

We believe that attracting and retaining superior management talent requires an executive compensation program that is competitive in all respects with the programs provided at similar companies.

We do not maintain defined benefit plans, non-qualified deferred compensation plans or supplemental retirement plans for our executive officers.

Other Benefits

All named executive officers are eligible for benefits including: medical, dental, short- and long-term disability and life insurance. The executives participate in these plans on the same basis, terms, and conditions as other administrative employees.

Perquisites

Our executive officers, including our named executive officers, may make limited use of financial counseling and tax preparation services, receive an automobile allowance and a medical examination and other modest and customary perquisites, including dining discounts. Any perquisites are negotiated with the executive officer at the time such executive officer joins us. All such perquisites for the named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes. We also provide customary relocation benefits.

Clawback Policy

We have a formal policy for the recovery of incentive-based compensation paid to executive officers that is intended to comply with regulations to be adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Risk Analysis of Compensation Plans

After analysis, the Compensation Committee believes that our compensation policies and practices for our employees, including our executives, do not encourage excessive risk or unnecessary risk-taking and in our opinion the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on us. The Compensation Committee believes our compensation programs have been balanced to focus our key employees on both short- and long-term financial and operational performance.

Tax and Accounting Considerations

Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for a company’s named executive officers, other than its chief financial officer, unless such compensation qualifies as performance-based under such section. Our Compensation Committee seeks to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

In connection with decisions that relate to our equity incentive award plans and programs, the Compensation Committee considers the accounting implications of significant compensation decisions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Hedging and Pledging

In 2014, we adopted a policy to place restrictions on the hedging and pledging of Company securities by directors and officers of the Company, subject to exception on a case by case basis approved by the board of directors. None of our executive officers or directors holds any of our stock subject to a hedge or pledge.

Compensation of Named Executive Officers

The tables in the following sections provide information required by the SEC regarding compensation paid to or earned by our named executive officers.

Summary Compensation Table

The following table sets forth the total compensation for all services rendered in all capacities to us in fiscal years 2013, 2014 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option/SAR Awards ($)(b)	Non - Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Robert S. Merritt	2015	64,904	—	315,425	245,313	—	17,827	643,469
Chief Executive Officer

Raymond A. Blanchette, III	2015	637,356	—	—	293,952	—	74,417	1,005,725
Former President and Chief Executive Officer	2014	661,876	—	186,023	714,840	—	13,600	1,576,339
	2013	625,000	156,250	600,500	1,434,800	—	11,700	2,828,250

Brad A. Leist	2015	260,635	—	57,750	134,297	—	6,944	459,626
Chief Financial Officer

Michael J. Dixon	2015	205,449	—	—	—	—	301,140	506,589
Former President and Chief Financial Officer	2014	454,808	50,000	105,923	316,526	—	87,791	1,015,048
	2013	398,462	175,000	480,400	670,700	—	104,504	1,829,066

David G. Catalano	2015	351,058	—	77,000	142,747	—	14,850	585,655
Chief Operating Officer	2014	300,000	—	62,153	219,926	56,250	16,150	654,479
	2013	219,231	30,000	—	569,700	—	11,983	830,914

Ellen J. Clarry	2015	239,038	—	71,700	124,465	33,479	4,650	473,332
Chief Supply Officer

Robyn H. Martin	2015	165,254	—	38,500	53,926	18,900	—	276,580
General Counsel

James F. Mazany	2015	136,661	—	—	—	—	340,239	476,570
Former Brand President, Joe’s Crab Shack	2014	393,269	—	62,153	219,926	—	101,419	776,767
	2013	355,769	30,240	480,400	358,700	63,510	10,751	1,299,370

(a)

Amounts represent the aggregate grant date fair value for the RSAs granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 2 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 28, 2015.

(b)

Amounts represent the aggregate grant date fair value for the SARs granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 2 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 28, 2015.

(c)	Represents annual cash incentive awards under our MIP.

(d)	The amounts included in this column for fiscal year 2015 include the following:

Name	Automobile Allowance ($)	Financial Counseling and Tax Preparation ($)	Medical Examination ($)	Relocation ($)(1)	Severance ($)
Robert S. Merritt	981	—	—	16,846	—
Raymond A. Blanchette, III	9,259	1,200	1,650	—	62,308
Brad A. Leist	6,944	—	—	—	—
Michael J. Dixon	4,119	120	—	13,728	283,173
David G. Catalano	10,200	3,000	1,650	—	—
Ellen J. Clarry	—	3,000	1,650	—	—
Robyn H. Martin	—	—	—	—	—
James F. Mazany	3,335	561	—	67,112	269,231

(1)	Includes tax gross-up for Mr. Dixon of $13,728 and Mr. Mazany of $57,106.

2015 Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal year 2015 under our MIP and SARs and RSAs granted under our Omnibus Plan to each of the named executive officers during fiscal year 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards (#)(b)	All Other Option/SAR Awards (#)(b)	Exercise or Base Price of Option/SAR Awards ($/Sh)	Grant Date Fair Value of Stock or Option/SAR Awards ($)(c)
Robert S. Merritt	11/17/2015	—	—	—	—	156,250	3.41	245,313
	11/17/2015	—	—	—	92,500	—	—	315,425

Raymond A. Blanchette, III	—	135,000	337,500	506,250	—	—	—	—
	5/20/2015	—	—	—	—	139,977	4.67	293,952

Brad A. Leist	—	55,000	137,500	206,250	—	—	—	—
	4/17/2015	—	—	—	—	25,000	3.85	42,250
	4/17/2015	—	—	—	15,000	—	—	57,750
	5/20/2015	—	—	—	—	43,832	4.67	92,047

Michael J. Dixon	—	—	—	—	—	—	—	—

David G. Catalano	—	75,000	187,500	281,250	—	—	—	—
	4/17/2015	—	—	—	—	30,000	3.85	50,700
	4/17/2015	—	—	—	20,000	—	—	77,000
	5/20/2015	—	—	—	—	43,832	4.67	92,047

Ellen J. Clarry	—	51,000	127,500	191,250	—	—	—	—
	5/20/2015	—	—	—	—	34,269	4.67	71,965
	8/12/2015	—	—	—	—	25,000	4.78	52,500
	8/12/2015	—	—	—	15,000	—	—	71,700

Robyn H. Martin	—	42,000	105,000	157,500	—	—	—	—
	4/17/2015	—	—	—	—	20,000	3.85	33,800
	4/17/2015	—	—	—	10,000	—	—	38,500
	5/20/2015	—	—	—	—	9,584	4.67	20,126

James F. Mazany	—	—	—	—	—	—	—	—

(a)

These amounts represent threshold, target and maximum annual cash incentive opportunities for each of the named executive officers under our MIP. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2015, if any, is reported in the Summary Compensation Table. For a description of the performance targets relating to the Company’s annual cash incentive opportunities for fiscal year 2015, please refer to “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Arrangements” above.

(b)	Awards were made in the form of SARs or RSAs.

(c)	Represents the aggregate grant date fair value for SARs and RSAs granted, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding SARs and stock awards for each of the named executive officers as of December 28, 2015.

	Option Awards (a)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised SARs/ Options (#) Exercisable	Number of Securities Underlying Unexercised SARs/ Options (#) Un - exercisable (a)	SAR/Option Exercise Price ($)	SAR/Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(b)	Market Value of Shares of Stock That Have Not Vested ($)(c)
Robert S. Merritt	5/20/2015	—	—	—	—	21,413	81,798
	11/17/2015	—	156,250	3.41	11/17/2025	—	—
	11/17/2015	—	—	—	—	92,500	353,350

Raymond A. Blanchette, III	5/11/2012	127,500	—	14.00	2/15/2016	—	—
	6/3/2013	85,000	—	18.30	2/15/2016	—	—
	6/19/2014	27,750	—	14.59	2/15/2016	—	—

Brad A. Leist	5/11/2012	5,250	1,750	14.00	5/11/2022	—	—
	6/3/2013	3,000	3,000	18.30	6/3/2023	—	—
	11/22/2013	5,000	5,000	11.93	11/22/2023	—	—
	6/19/2014	3,840	11,520	14.59	6/19/2024	—	—
	6/19/2014	—	—	—	—	1,440	5,501
	4/17/2015	—	25,000	3.85	4/17/2025	—	—
	4/17/2015	—	—	—	—	15,000	57,300
	5/20/2015	—	43,832	4.67	5/20/2025	—	—

Michael J. Dixon	—	—	—	—	—	—	—

David G. Catalano	6/3/2013	33,750	33,750	18.30	6/3/2023	—	—
	6/19/2014	8,537	25,613	14.59	6/19/2024	—	—
	6/19/2014	—	—	—	—	3,195	12,205
	4/17/2015	—	30,000	3.85	4/17/2025	—	—
	4/17/2015	—	—	—	—	20,000	76,400
	5/20/2015	—	43,832	4.67	5/20/2025	—	—

Ellen J. Clarry	5/11/2012	11,250	3,750	14.00	5/11/2022	—	—
	6/3/2013	7,500	7,500	18.30	6/03/2023	—	—
	6/19/2014	3,840	11,520	14.59	6/19/2024	—	—
	6/19/2014	—	—	—	—	1,440	5,501
	5/20/2015	—	34,269	4.67	5/20/2025	—	—
	8/12/2015	—	25,000	4.78	8/12/2025	—	—
	8/12/2015	—	—	—	—	15,000	57,300

Robyn H. Martin	10/17/2012	1,500	500	13.65	10/17/2022	—	—
	6/3/2013	1,000	1,000	18.30	6/3/2023	—	—
	6/19/2014	650	1,950	14.59	6/19/2024	—	—
	6/19/2014	—	—	—	—	263	1,005
	4/17/2015	—	20,000	3.85	4/17/2025	—	—
	4/17/2015	—	—	—	—	10,000	38,200
	5/20/2015	—	9,584	4.67	5/20/2025	—	—

James F. Mazany	—	—	—	—	—	—	—

(a)

These awards are in the form of SARs. Upon exercise of a SAR, the named executive officer will be entitled to a payment in shares of our common stock equal in value to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the SAR. The SARs issued on May 11, 2012 and October 17, 2012 vest 25% on each of June 30, 2013, 2014, 2015 and 2016, all other SARs issued vest 25% on each given anniversary date.

(b)

The RSAs shown in this column represent the number of shares of common stock of the Company the named executive officer received on respective grant dates. RSAs vest 25% on each grant anniversary date.

(c)	The market value of awards is based on the closing price of our common stock on the Nasdaq Stock Market as of December 28, 2015, which was $3.82.

Option Exercises and Stock Vested in Fiscal 2015

The following table sets forth exercises of SARs and vesting of RSAs during fiscal year 2015 for each of our named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Robert S. Merritt	—	—	6,644	28,104
Raymond A. Blanchette, III	—	—	15,687	78,913
Brad A. Leist	—	—	480	2,472
Michael J. Dixon	—	—	37,260	142,333
David G. Catalano	—	—	1,065	5,485
Ellen J. Clarry	—	—	480	2,472
Robyn H. Martin	—	—	87	448
James F. Mazany	—	—	34,260	129,160

(1)	Based on the closing price of our common stock as of the vesting date.

Pension Benefits in Fiscal 2015

Our named executive officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

Our named executive officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under each named executive officer’s respective unit grant agreements and employment offer letters if, as of December 28, 2015, their respective employment with us had been terminated. In addition, in connection with a change in control, as defined in the Omnibus Plan, the Compensation Committee may accelerate vesting of outstanding awards under the Omnibus Plan. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event.

Named Executive Officer	Benefit	Death or Disability	Change in Control(a)	Termination Without Cause	Termination for Good Reason
Robert S. Merritt	Cash severance	—	—	$675,000	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	—	$22,208	—
	Total	—	—	$697,208	—

Brad A. Leist	Cash severance	—	$206,250	$206,250	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	$3,199	$3,199	—
	Total	—	$209,449	$209,449	—

David G. Catalano	Cash severance	—	—	$187,500	$187,500
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	—	$5,474	$5,474
	Total	—	—	$192,974	$192,974

Ellen J. Clarry	Cash severance	—	63,750	63,750	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	1,598	1,598	—
	Total	—	65,348	65,348	—

Robyn H. Martin	Cash severance	—	—	—	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	—	—	—
	Total	—	—	—	—

(a)

Assumes the executive is terminated without cause following a change in control. Without a termination, the executive would receive only an acceleration of equity upon a change in control with approval of the Compensation Committee.

Mr. Merritt

In accordance with his employment offer letter, if his employment is terminated without cause, then he is, subject in the case of a termination without cause to his execution of a separation agreement and general release and his compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

•

the lesser of 12 months salary continuation or the remaining term of his contract; provided, however, that if he becomes employed, this payment obligation ceases on the later of 12 months after termination or the date he is otherwise employed; and

•	12 months continuation of medical and dental coverage.

Mr. Leist

In accordance with his employment offer letter, if his employment is terminated without cause or if a change of control occurs, then he is, subject to his execution of a general release and his compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

•	nine months salary continuation; and

•	nine months continuation of medical and dental coverage.

Mr. Catalano

In accordance with his employment offer letter, if his employment is terminated without cause or for good reason, then he is, subject to his execution of a general release and his compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

•	six months salary continuation; and

•	six months continuation of medical and dental coverage.

Ms. Clarry

In accordance with her employment offer letter, if her employment is terminated without cause or if a change of control occurs, then she is, subject to her execution of a general release and her compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

•	three months salary continuation; and

•	three months continuation of medical and dental coverage.

Change in Control under Omnibus Plan

In connection with a change in control, as defined in the Omnibus Plan, the Compensation Committee may accelerate vesting of outstanding awards under the Omnibus Plan. In addition, such awards will be, in the discretion of the Compensation Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis section of the Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for fiscal year 2015 for filing with the SEC.

The Compensation Committee
Joseph Stein, Chair Ann Iverson Paul R. Vigano

NEXT ANNUAL MEETING — STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2017 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal submitted for inclusion in our proxy statement for the 2017 Annual Meeting must be received by December 23, 2016. However, pursuant to such rule, if the 2017 Annual Meeting is held on a date that is before April 19, 2017 or after June 18, 2017, then a stockholder proposal submitted for inclusion in our proxy statement for the 2017 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2017Annual Meeting.

Stockholder Proposals of Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our Bylaws. Our Bylaws provide that the proposal must be a proper matter for stockholder action under Delaware Law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2017 Annual Meeting between January 19, 2017 and February 18, 2017; provided, however, if and only if the 2017 Annual Meeting is not scheduled to be held between April 19, 2017 and July 18, 2017, such stockholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2017 Annual Meeting is publicly disclosed. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a proposal of business at the 2017 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our Bylaws, as amended and restated and adopted as of May 15, 2012, which were filed with the SEC as an exhibit to a Form 10-Q on October 30, 2012.

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Corporate Governance and Nominating Committee by complying with the eligibility, advance notice and other provisions of our Bylaws. Under our Bylaws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our Bylaws. The stockholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2017 Annual Meeting between January 19, 2017 and February 18, 2017; provided, however, if and only if the 2017 Annual Meeting is not scheduled to be held between April 19, 2017 and July 18, 2017, such stockholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2017 Annual Meeting is publicly disclosed. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of, and within ten days of, the record date for the 2017 Annual Meeting. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a nomination for the 2017 Annual Meeting must comply with the provisions specified in our Bylaws, as amended and restated and adopted on May 15, 2012, which were filed with the SEC as an exhibit to a Form 10-Q on October 30, 2012.

Contact Information

Stockholder proposals or nominations should be sent to:

Ignite Restaurant Group, Inc.

9900 Westpark Drive

Suite 300

Houston, Texas 77063

Attention: Corporate Secretary

OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Brad A. Leist
Chief Financial Officer, Treasurer and Secretary

Exhibit A

Proposed Amendment to Article Six of the

Amended and Restated Certificate of Incorporation of Ignite Restaurant Group, Inc.

Section 3.     Election and Term of Office.     The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Restated Certificate (including, but not limited to, any duly authorized certificate of designation) such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL. From and after the effectiveness of this Amendment (the “Effective Time”), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II, and Class III. The Board of Directors is authorized to divide the directors into each of Class I, Class II, and Class III. The term of office of the Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Time, the term of office of the Class II directors shall expire at the second regularly-scheduled annual meeting of stockholders following the Effective Time and the term of office of the Class III directors shall expire at the third regularly-scheduled annual meeting of the stockholders following the Effective Time. For the purposes hereof, Class I, Class II, and Class III directors shall be those directors elected by the stockholders of the Corporation in connection with the adoption of this Amendment. At the first regularly-scheduled annual meeting of stockholders following the Effective Time, the Class I directors shall be elected for a term expiring at the fourth regularly-scheduled annual meeting of stockholders. At the second regularly-scheduled annual meeting of stockholders following the Effective Time, the Class II directors shall be elected for a term expiring at the fourth regularly-scheduled annual meeting of stockholders. At the third regularly-scheduled annual meeting of stockholders following the Effective Time, the Class III directors shall be elected for a term expiring at the fourth regularly-scheduled annual meeting of stockholders following the Effective Time. At each annual meeting beginning with the fourth regularly-scheduled annual meeting of stockholders following the Effective Time, directors shall be elected to hold office until the next regularly-scheduled annual meeting following their election or until their death, resignation or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as practicable. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ANNUAL MEETING OF STOCKHOLDERS OF

IGNITE RESTAURANT GROUP, INC.

May 19, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17623

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630300000000000000 0 051916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. Election of Directors:

NOMINEES:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

- ○ Robert S. Merritt
- ○ Paul R. Vigano
- ○ F. Philip Handy
- ○ Ann Iverson
- ○ Joseph N. Stein
- ○ Shauna R. King

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
1. Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year 2016.	☐	☐	☐

In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" the amendment to the Amended and Restated Certificate of Incorporation, "FOR" the election of all director nominees and "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year 2016.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

IGNITE RESTAURANT GROUP, INC.

May 19, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/17623

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630300000000000000 0 051916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert S. Merritt
- ○ Paul R. Vigano
- ○ F. Philip Handy
- ○ Ann Iverson
- ○ Joseph N. Stein
- ○ Shauna R. King

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
1. Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year 2016.	☐	☐	☐

In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" the amendment to the Amended and Restated Certificate of Incorporation, "FOR" the election of all director nominees and "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year 2016.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

IGNITE RESTAURANT GROUP, INC.

Proxy for Annual Meeting of Stockholders on May 19, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert S. Merritt and Brad A. Leist, and each of them, with full power of substitution and resubstitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Ignite Restaurant Group, Inc., to be held on May 19, 2016 at 9:00 a.m. local time at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, and at any adjournments or postponements thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof:

(Continued and to be signed on the reverse side.)

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